EXHIBIT 99.2

                           SPECIAL MEETING
                      OF THE BOARD OF DIRECTORS
                                  OF
                    TONG AH GLOBAL VENTURES CORP.

           A special meeting of the Board of Directors Tong Ah
Global Ventures Corp. was held on July 26, 2000.

           Resolved , the Board of Directors agrees that the company's stock should be forward split, 2 for 1 effective July 26, 2000.

           Further resolved, that the officers of the Corporation be, and each of the hereby is, authorized to do or to cause to be done, all such acts and things and to make, execute and deliver, or cause to be made, executed and delivered, in the name of and on behalf of the Corporation all such agreements, instruments and certificates as such officer or officers may deem necessary, advisable or appropriate to effectuate or carry out the purpose of the foregoing resolutions and to perform the obligations of the Corporation thereunder, such officer or officers' execution of the same to conclusive evidence of the discretionary authority herein conferred.

           There being no further business to come before the meeting, upon motion duly made, seconded and unanimously carried, the meeting adjourned.

Dated: July 26, 2000

                                            /s/ Michael C.W. Tay
                                            --------------------
                                            Michael C.W. Tay
                                            Director